Exhibit 4.1

WESTMORELAND ESCROW CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
INDENTURE
Dated as of February 7, 2014
10.750% Senior Secured Notes

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.07; 7.09
(b)	7.07; 7.09; 10.02
(c)	N.A.
311 (a)	7.10
(b)	7.10
(c)	N.A.
312 (a)	2.05
(b)	10.03
(c)	10.03
313 (a)(1)	N.A.
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(8)	N.A.
(b)(2)	N.A.
(c)	10.02
(d)	N.A.
314 (a)	10.02
(c)(1)	7.02; 10.04; 10.05
(c)(2)	7.02; 10.04; 10.05
(c)(3)	N.A.
(e)	10.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316 (a)(last sentence)	2.09
(a)(1)(A)	6.02
(a)(1)(B)	6.04
(a)(2)	9.02
(c)	9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	10.01
(c)	10.01
______________________
N.A.    means Not Applicable

Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Page
Section 10.10 No Recourse Against Others	35
Section 10.11 Successors	36
Section 10.12 Duplicate Originals	36
Section 10.13 Severability	36

Exhibit A    -    Form of Notes
Exhibit B    -    Form of Legends
Exhibit C    -    Form of Regulation S Certificate
Exhibit D    -    Form of Rule 144A Certificate
Exhibit E    -    Form of Institutional Accredited Investor Certificate
Exhibit F    -    Form of Certificate of Beneficial Ownership

ii

INDENTURE dated as of February 7, 2014 among WESTMORELAND ESCROW CORPORATION, a Delaware corporation, and its successors, but not any of its subsidiaries (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (in such capacity, the “Trustee”) and as the collateral agent (in such capacity, the “Collateral Agent”). The terms of the Notes include those set forth in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act.
The Issuer has duly authorized the creation of an issue of $425,000,000 aggregate principal amount of 10.750% Senior Secured Notes (the “Notes”) on the Issue Date and the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer have been done.
Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.
Set forth below are certain defined terms used in this Indenture.
“acceleration declaration” has the meaning assigned to that term in Section 6.02.
“Acquisition Closing Date” means the date on which the Sherritt Acquisition is consummated.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agent Members” has the meaning assigned to that term in Section 2.01(d)(ii).
“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment “shall have a correlative meaning.
“asset” means any asset or property.
“Authentication Order” has the meaning assigned to that term in Section 2.02.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“bankruptcy law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease” means, with respect to any Person, a lease required to be capitalized for financial reporting purposes on the balance sheet of such Person in conformity with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:
(1) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) or obligations of state or local governments rated not lower than AAA/Aaa by S&P or Moody’s maturing no later than twelve months from the date of acquisition;
(2) time deposits and certificates of deposit or acceptances with a maturity of 360 days or less of any financial institution having combined capital and surplus and undivided profits of not less than $500.0 million whose obligations are rated A- or the equivalent or better by S&P or A3 or better by Moody’s on the date of acquisition;
(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;
(4) repurchase obligations for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the specifications of clause (2) above; provided, that such obligations may not have a term of more than seven days;
(5) demand deposit accounts maintained in the ordinary course of business; and
(6) investments in money market or other mutual funds 95% of whose assets comprise securities of the types described in clauses (1) through (5) above.
“Certificated Note” has the meaning assigned to that term in Section 2.01(c).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, as applicable, (a) the Collateral, as defined in the Escrow Agreement and (b) the Pledged Notes, as defined in the Security Agreement.
“Collateral Agent” has the meaning assigned to that term in the Preamble.
“Corporate Trust Office” means the corporate trust office of the Trustee located at 750 N. St. Paul Place Suite 1750, Dallas, Texas 75201, Attention: Corporate Trust, Municipal and Escrow Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any applicable bankruptcy law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Notes.
“Environment” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, or as otherwise defined in any Environmental Law.
“Environmental Claim” has the meaning assigned to that term in Section 7.06.
“Environmental Law” means any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, and any and all Environmental Permits.
“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (but excluding any debt security that is convertible into, or exchangeable for, common stock).
“Event of Default” has the meaning assigned to that term in Section 6.01.
“Escrow Account” means a segregated account established and maintained by the Escrow Agent pursuant to the terms of the Escrow Agreement, which account shall be subject at all times to the control of the Trustee.
“Escrow Agent” means Wells Fargo Bank, National Association in its capacity as the escrow agent under the Escrow Agreement.
“Escrow Agreement” means the Escrow and Security Agreement to be dated as of the Issue Date among the Issuer, the Escrow Agent, the Trustee and the Initial Purchasers.
“Escrow Conditions” means the conditions referred to, and defined as the “Escrow Conditions” in the officer’s certificate set forth as Exhibit A to the Escrow Agreement.
“Escrow Release Date” means the date on or prior to June 30, 2014 on which the Escrow Agent releases the Escrowed Funds upon satisfaction of the Escrow Conditions.
“Escrowed Funds” means all amounts deposited in the Escrow Account and investments thereof made pursuant to the Escrow Agreement, plus all interest, dividends and other distributions and payments thereon.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date (without giving effect to Accounting Standards Codification Topic 825-10-25, “The Fair Value Option”).
“Global Notes” has the meaning assigned to that term in Section 2.01(c)(iv).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, tribal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organization for Economic Cooperation and Development).
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Hazardous Materials” has the meaning assigned to that term in Section 7.06.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements relating to, or designed to protect such Person against, fluctuations in foreign currency exchange rates, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
“Holder” means any registered holder, from time to time, of the Notes.
“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” means, with respect to any specified Person:
(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than obligations in respect of asset reclamation obligations;
(3) all letters of credit or reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables, pension and other retirement related benefits and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) all Capital Lease Obligations of such Person;
(6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee;
(8) all Preferred Stock of such Person;
(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and
(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;
if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.
The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Initial Purchaser” means each of BMO Capital Markets Corp. and Deutsche Bank Securities Inc. pursuant to the purchase agreement entered into in connection with the offer and sale of the Notes issued on the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Institutional Accredited Investor Certificate” means the form of Institutional Accredited Investor Certificate set forth in Exhibit F.
“interest” means, with respect to the Notes, interest on the Notes.
“Issue Date” means the date on which the Notes are originally issued.
“Issuer” has the meaning assigned to that term in the Preamble.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Material Adverse Effect” means any event or condition that would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuer.
“Maturity Date” means June 30, 2014.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“New Notes” means the $425,000,000 aggregate principal amount of 10.750% Senior Secured Notes due 2018 issued by WCC and Westmoreland Partners on the Escrow Release Date.
“Non-U.S. Person” means any Person other than a U.S. Person as defined in Regulation S.
“Notes” has the meaning assigned to that term in the Preamble.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Offering Memorandum” means the offering memorandum of the Issuer dated January 29, 2014 relating to the Notes.
“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” means a certificate signed in the name of the Issuer (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
“Optional Escrow Funding Date” means each of (a) March 31, 2014, (b) April 30, 2014 and (c) June 2, 2014, as applicable.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Paying Agent” has the meaning assigned to that term in Section 2.03.
“PCBs” has the meaning assigned to that term in Section 7.06.
“Permanent Regulation S Global Note” has the meaning assigned to that term in Section 2.01(c).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
“principal” means, with respect to the Notes, the principal of the Notes.
“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, that this definition shall not apply for purposes of Section 5 or 6 of the Notes or Article Three of this Indenture.

“refinance” means to refinance, repay, prepay, replace, renew or refund.
“Registrar” has the meaning assigned to that term in Section 2.03.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Certificate” means the form of Regulation S Certificate set forth in Exhibit C.
“Regulation S Global Note” has the meaning assigned to that term in Section 2.01(c).
“Regulation S Notes” has the meaning assigned to that term in Section 2.01(b).
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Requirements of Law” means, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
“Restricted Global Note” means a Global Note bearing the Restricted Notes Legend for all Restricted Notes in Exhibit B.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means the form of Rule 144A Certificate set forth in Exhibit D.
“Rule 144A Global Notes” has the meaning assigned to that term in Section 2.01(c).
“Rule 144A Notes” has the meaning assigned to that term in Section 2.01(b).
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
“SEC” means the U.S. Securities and Exchange Commission.
“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Agreement” means the Pledge and Security Agreement to be dated as of the Issue Date among the Issuer and the Collateral Agent, as further described in Section 3.01(b).
“Sherritt Acquisition” means WCC’s acquisition of two subsidiaries of Sherritt International Corporation as described in the Offering Memorandum.
“Special Mandatory Redemption Date” has the meaning assigned to that term in Section 3.03(d).

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person:
(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);
“Temporary Regulation S Global Notes” has the meaning assigned to that term in Section 2.01(c).
“Transactions” means (a) the issuance of the Notes offered by the Offering Memorandum (including the grant of the security interests and Liens pursuant to the Escrow Agreement and the Security Agreement, as applicable), (b) the consummation of the Sherritt Acquisition by WCC, (c) the increase by WCC of its borrowing capacity under its revolving credit facility, the termination of the existing credit facility of Westmoreland Mining, LLC, and the offer to prepay existing notes issued by Westmoreland Mining, LLC and (d) all transactions (including the payment of fees and expenses) related to any of the foregoing.
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in clauses (ii), (iv) or (v) of Exhibit B hereto.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” has the meaning assigned to that term in the Preamble.
“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine).
“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“WCC” means Westmoreland Coal Company.
“WCC Indenture” means the Indenture dated as of February 4, 2011 among WCC, Westmoreland Partners, the guarantors (as defined below) named therein, Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Note Collateral Agent, as amended by the Supplemental Indenture dated as of

January 31, 2012 among such parties and the Second Supplemental Indenture dated as of February 3, 2014 among such parties.
Section 1.02    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Issuer or any other obligor on the Notes.
All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and words in the plural include the singular;
(5)provisions apply to successive events and transactions;
(6)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(7)the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO

THE NOTES
Section 2.01    Form and Dating.
(a)The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer are subject. Each Note shall be dated the date of its authentication.

(b)The Notes are initially being offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A Notes”). The Notes are also being offered and sold to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S Notes”). Except as set forth herein, the Notes will be issuable only in registered, global form in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.
(c)(i) Rule 144A Notes initially will be issued in the form of one or more global Notes in registered form without interest coupons (collectively, “Rule 144A Global Notes”); and Regulation S Notes will be issued initially in the form of one or more global securities in registered form without interest coupons (collectively, the “Temporary Regulation S Global Notes”), in each case with the applicable restricted securities legend set forth in Exhibit B hereto. Except as set forth in this Section 2.01(c), beneficial ownership interests in a Temporary Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note or a permanent Regulation S global note (the “Permanent Regulation S Global Note” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or a definitive note in registered certificated form (a “Certificated Note”) only after the expiration of the Distribution Compliance Period and then only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described in Section 2.14. The Global Notes (as defined below) will be deposited upon issuance with the Trustee as custodian for the Depository, in New York, New York, and registered in the name of the Depository or its nominee, in each case for credit to an account of a direct or indirect participant in the Depository as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below.
(ii)Beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note or the Rule 144A Global Note only after the expiration of the Distribution Compliance Period and then only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such beneficial ownership interests in such Temporary Regulation S Note are owned by or being transferred to either non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.
(iii)Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
(iv)The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Each Global Note will bear the DTC Form of Legend in clause (i) on Exhibit B.
(d)Book-Entry Provisions. This Section 2.01(d) shall apply only to a Global Note deposited with or on behalf of the Depository.
(i)The Issuer shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
(ii)Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the

Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(e)Certificated Notes. Except as provided in this Section 2.01 or Section 2.14 or Section 2.15, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of Certificated Notes.
(f)If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the restricted securities legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer shall instruct the Trustee to cancel the Restricted Global Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the restricted securities legend, and the Trustee will comply with such instruction.
(g)By its acceptance of any Note bearing the restricted securities legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the restricted securities legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.
(h)The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(i)The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
Section 2.02    Execution, Authentication and Denomination.
One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate the Notes on the Issue Date in the aggregate principal amount of $425,000,000 upon a written order of the Issuer in the form of a certificate of any Officer of the Issuer (an “Authentication Order”). Each Authentication Order shall specify (i) the amount of Notes to be authenticated (ii) the date on which the Notes are to be authenticated, (iii) whether the Notes are to be issued as Certificated Notes or Global Notes, (iv) whether the Notes are to be Rule 144A Notes or Regulation S Notes and (v) such other information as the Trustee may reasonably request. In addition, such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.
Section 2.03    Registrar and Paying Agent.
The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of their obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.
Section 2.04    Paying Agent To Hold Assets in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.
Section 2.05    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at such time as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
Section 2.06    Transfer and Exchange.
Subject to Section 2.14 and Section 2.15, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided , however , that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the

Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.
Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
Section 2.07    Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.
Every replacement Note is an additional obligation of the Issuer.
Section 2.08    Outstanding Notes.
Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.09).
If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on the Special Mandatory Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.
Section 2.10    Temporary Notes.
Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary

Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.
Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
Section 2.12    CUSIP Numbers, ISINs, Etc.
The Issuer in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes, and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and Common Code numbers.
Section 2.13    Deposit of Moneys.
Subject to Section 3.03 and Section 2 of the Notes, prior to 10:00 a.m. New York City time on the Maturity Date or the Special Mandatory Redemption Date the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on the Maturity Date or Special Mandatory Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date or the Special Mandatory Redemption Date, as the case may be.
Section 2.14    Certificated Notes.
(a)A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.15 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depository or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under this Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with this Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to Exhibit B hereof, unless that legend is not required by applicable law.

(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.14 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.14 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Exhibit B hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit B hereto.
(c)Subject to the provisions of this Section 2.14, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)In the event of the occurrence of one of the events specified in Section 2.14(a), the Issuer shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Certificated Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article Six of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Certificated Notes had been issued.
(e)By its acceptance of any Note bearing any legend in Exhibit B, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Exhibit B and agrees that it will transfer such Note only as provided in this Indenture and in such legend.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.14. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
Section 2.15    Special Transfer Provisions.
(a)Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(b)Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
(c)Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(d)Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(e)Restrictions on Transfer and Exchange.
(i)The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Article II and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
(ii)Subject to Section 2.15(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
144A Global Note	144A Global Note	(1)
144A Global Note	Regulation S Global Note	(2)
144A Global Note	Certificated Note	(3)
Regulation S Global Note	144A Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(5)
Certificated Note	144A Global Note	(4)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)No certification is required.
(2)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the restricted securities legend, then no Regulation S Certificate is required.
(3)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the restricted securities legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Distribution Compliance Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the restricted securities legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the restricted securities legend.

(4)The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
(5)Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Regulation S Global Note. If the requested transfer involves a beneficial interest in a Temporary Regulation S Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the restricted securities legend.
(f)No Certification for Certain Transfer and Exchange. No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the restricted securities legend.
(g)Trustee’s Records. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
(h)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, or by the Trustee or the Notes Custodian, to reflect such reduction.
(i)No Obligation of the Trustee.
(1)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(2)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

SECURITY; MANDATORY EXCHANGE; SPECIAL MANDATORY REDEMPTION
Section 3.01    Security for the Notes.
(a)On the Issue Date, the Escrowed Funds shall have been deposited in the Escrow Account and, pursuant to the terms of the Escrow Agreement, the Issuer shall pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes and the Initial Purchasers, a security interest in and lien on the Escrowed Funds and the other Collateral (as defined in the Escrow Agreement) to secure the Issuer’s obligations under this Indenture and the Notes to redeem the Notes on the Special Mandatory Redemption Date pursuant to Section 3.03 hereof (or the Maturity Date) and to pay the Special Mandatory Redemption Price (or amounts payable at maturity in respect of the Notes). Such security interest shall be in effect solely for the time period from the delivery of the Escrowed Funds to the Escrow Account until the Escrowed Funds are released as provided in the Escrow Agreement.
(b)On the Issue Date, the Issuer shall enter into the Security Agreement pursuant to which the Issuer shall pledge to the Collateral Agent for the ratable benefit of the Holders of the Notes, a security interest in the New Notes delivered to the Issuer on the Escrow Release Date. Such security interest shall be in effect solely for the time period after the delivery of the New Notes to the Issuer on the Escrow Release Date and prior to the mandatory exchange pursuant to Section 3.02 hereof.
Section 3.02    Mandatory Exchange.
(a) On or promptly following the Escrow Release Date (such date, the “Exchange Date”), the Issuer shall deliver to the Holders of the Notes, without any action by such Holders, in exchange for each $1,000 principal amount of the Outstanding Notes as of the open of business on the Exchange Date delivered to the Issuer on the Escrow Release Date, an equal principal amount of 10.750% Senior Secured Notes due 2018 issued by WCC and Westmoreland Partners (the “New Notes”) pursuant to the WCC Indenture. The delivery of the New Notes to the Holders of the Notes as described in this Section 3.02 shall be deemed the payment in full of all principal, interest and any other amounts due under the Notes.
(b)the Issuer shall provide written notice (the “Exchange Notice”) to the Trustee no later than one Business Day prior to the Escrow Release Date notifying the Trustee (i) that the Escrow Release Conditions have been met such that the Escrowed Funds will be released on the Escrow Release Date and (ii) that the Notes are to be mandatorily exchanged for the New Notes on the Exchange Date pursuant to this Section 3.02. Promptly upon receipt of an Exchange Notice, the Trustee shall notify DTC, as the Holder of the Notes, of the Exchange Date, which shall be as soon as practicable following such notice to DTC.
(c) Subject to the foregoing, upon book-entry transfer of the Notes or delivery of the Notes to the Trustee with duly completed transfer instructions on or after the Exchange Date, the Trustee shall authorize the delivery through DTC of the New Notes into which such Notes are exchangeable, to the Exchange Date Holders by book-entry transfer, or other appropriate procedures, in accordance with such instructions.
Section 3.03    Special Mandatory Redemption.
(a)Terms used in this Section 3.03 and not otherwise defined in this Indenture shall have the meanings set forth in the Escrow Agreement.
(b)The Notes shall be subject to a mandatory redemption (a “Special Mandatory Redemption”) if either:

(i)the Escrow Release Date has not occurred on or prior to the earliest to occur of:
(A)the failure to fund the Escrow Account with the applicable funds required by the Escrow Agreement on or before the applicable Optional Escrow Funding Date; and
(B)11:00 a.m. (New York City time) on the Maturity Date, or
(ii)on any date prior to 11:00 a.m. (New York City time) on the Maturity Date (any such date, the “Determination Date”), the Issuer has determined in its reasonable discretion that the Escrow Conditions will not be satisfied by 11:00 a.m. (New York City time) on the Maturity Date.
(c)If the conditions described in Section 3.03(b)(i) or (ii) have occurred, then pursuant to the Escrow Agreement, on the Special Mandatory Redemption Date, the Escrow Agent shall promptly release the Escrowed Funds (I) first, to the paying agent as per the written instructions of the Trustee (which shall specify the Special Mandatory Redemption Price and the wire payment instructions), an amount equal to the lesser of (A) the Escrowed Funds and (B) the aggregate amount of the Special Mandatory Redemption Price and (II) second, the remainder of the amounts held in the Escrow Account (if any) to, or at the written direction of, the Issuer.
(d)If the conditions described in Section 3.03(b)(i) or (ii) have occurred, the Issuer or, upon the receipt of written instruction from the Issuer accompanied by an Officers’ Certificate, the Trustee will send a notice of Special Mandatory Redemption to Holders of the Notes no later than one Business Day after the Optional Escrow Funding Date, the Maturity Date or the Determination Date, as applicable, and state the following information:
(i)the date of the Special Mandatory Redemption, which date shall be set forth in an Officers’ Certificate of the Issuer and shall be five Business Days following the date of the notice of Special Mandatory Redemption (the “Special Mandatory Redemption Date”);
(ii)the Special Mandatory Redemption Price (as defined below), including the portion thereof representing any accrued and unpaid interest;
(iii)the applicable clause in the Escrow Agreement pursuant to which the Issuer is permitted or required to release the Escrowed Funds;
(iv)the place or places where Notes are to be surrendered for redemption
(v)that Notes called for redemption must be so surrendered in order to collect the Special Mandatory Redemption Price;
(vi)that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Special Mandatory Redemption Date; and
(vii)that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
(e)The redemption price for any Special Mandatory Redemption will be 101% of the offering price of the Notes to be redeemed, plus accrued and unpaid interest on the Notes from the Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). If funds sufficient to pay the Special Mandatory Redemption Price of all Notes on the Special Mandatory Redemption Date are deposited with the paying agent on or before the Special Mandatory Redemption Date, on and after the Special Mandatory Redemption Date, the Notes will cease to bear interest. The delivery of the Special Mandatory

Redemption Price to the Holders of the Notes as described in this Section 3.03 shall be deemed to be the payment in full of all principal, interest and any other amounts due under the Notes.
ARTICLE FOUR
COVENANTS
Section 4.01    Payment of Notes.
The Issuer shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture; provided, however, that the delivery of the New Notes to the Holders of the Notes as described in Section 3.02 shall be deemed the payment in full of all principal, interest and other amounts due under the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment or if the New Notes have been delivered to the Holders of the Notes as described in Section 3.02. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Issuer shall pay interest on overdue principal, and premium, if any, (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and, to the extent lawful, on overdue interest, at a rate of 2% per annum in excess of the rate borne by the Notes, without regard to any applicable grace period.
Section 4.02    Maintenance of Office or Agency.
The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby initially designates Wells Fargo Bank, National Association, located at 150 East 42nd Street, 40th Floor, MAC Jo161-40345, New York New York 10017, as such office of the Issuer in accordance with Section 2.03.
Section 4.03    Corporate Existence.
Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) of the Issuer.
Section 4.04    Payment of Taxes and Other Claims.
The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of it and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.

Section 4.05    Notice of Default.
The Issuer shall deliver to the Trustee as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and describing its status with particularity and the actions being taken or proposed to be taken with respect thereto.
Section 4.06    Compliance with Laws.
The Issuer shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof and in all cases, of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its business, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.
Section 4.07    Waiver of Stay, Extension or Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08    Payments for Consent.
The Issuer will not directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, whether by the way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Section 4.09    Activities Prior to Release of Escrow Property
Prior to the Acquisition Closing Date, (a) the activities of the Issuer will be limited to issuing the Notes and receiving capital contributions from WCC, performing its obligations in respect of the Notes and under the Indenture, the Escrow Agreement, the Security Agreement and related agreements, (b) the Issuer will not own, hold or otherwise have any interest in any assets other than the Escrowed Funds, the New Notes delivered to the Issuer on the Escrow Release Date, cash and Cash Equivalents and its rights under this Indenture, the Escrow Agreement, the Security Agreement and related agreements, (c) the Issuer will not engage in any business activity or enter into any transaction or agreement (including, without limitation, incurring any Indebtedness other than the Indebtedness incurred pursuant to this Indenture and the Notes, incurring any Liens except those in the Escrow Agreement or the Security Agreement or otherwise in favor of the holders of the Notes, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates other than as set forth in Section 3.02), except as necessary to effectuate the Transactions substantially in accordance with the description of the Transactions set forth in the Offering Memorandum and (d) only the Issuer will be subject to, or bound by, the terms and conditions of this Indenture.

ARTICLE FIVE
SUCCESSOR CORPORATION
Section 5.01    Mergers, Consolidations, Etc. The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or (ii) adopt a Plan of Liquidation.

ARTICLE SIX
DEFAULT AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(1)failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2)failure by the Issuer to pay the principal of any of the Notes when due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(3)failure by the Issuer to comply with any of its agreements or covenants described in Section 5.01;
(4)failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
(5)the Issuer pursuant to or within the meaning of any applicable bankruptcy law:
(A)commences a voluntary case,
(B)consents to the entry of an order for relief against it in an involuntary case,
(C)consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(D)makes a general assignment for the benefit of its creditors; or
(6)a court of competent jurisdiction enters an order or decree under any applicable bankruptcy law that:
(A)is for relief against the Issuer as debtor in an involuntary case,
(B)appoints a Custodian of the Issuer for all or substantially all of the assets of the Issuer, or
(C)orders the liquidation of the Issuer.
Section 6.02    Acceleration.
If an Event of Default (other than an Event of Default specified in Section 6.01(5) or Section 6.01(6)) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes pursuant to a Special Mandatory Redemption to be due and payable as set forth in Section 3.03 hereof. If an Event of Default specified in Section 6.01(5) or Section 6.01(6) with respect to the Issuer occurs, all outstanding Notes shall become due and payable pursuant to a Special Mandatory Redemption as set forth in Section 3.03 hereof without any further action or notice. Notwithstanding the foregoing, after any such acceleration pursuant to either of the preceding two sentences, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration:
(7)if the rescission would not conflict with any judgment or decree;
(8)if all existing Defaults have been cured or waived except nonpayment of principal or interest that has become due solely because of this acceleration;
(9)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(10)if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and
(11)in the event of a cure or waiver of an Event of Default of the type set forth in Section 6.01(5) or Section 6.01(6), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
Subject to Section 2.09, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Event of Default and its consequences, except a default in the payment of principal of or interest on any Note as specified in Section 6.01(1) or Section 6.01(2). The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When an Event of Default is waived, it is cured and ceases.
Section 6.05    Control by Majority.
The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or any Security Document, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the

Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
Section 6.06    Limitation on Suits.
No Holder will have any right to institute any proceeding with respect to this Indenture, the Notes, the Escrow Agreement or the Security Agreement or for any remedy thereunder, unless the Trustee:
(12)has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
(13)has been offered indemnity, security or prefunding reasonably satisfactory to it; and
(14)has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(1)).
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 6.07    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 6.08    Collection Suit by Trustee.
If a default in payment of principal or interest specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
Section 6.10    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, the Escrow Agreement or the Security Agreement, it shall pay out the money or property in the following order:
First: to the Trustee for amounts due under Section 7.06;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Issuer as its interests may appear.
The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE SEVEN
TRUSTEE
Section 7.01    Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b)Except during the continuance of an Event of Default:
(1)The Trustee need perform only those duties as are specifically set forth herein or, to the extent applicable, in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
(2)In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)This paragraph does not limit the effect of Section 7.01(b).
(2)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)No provision of this Indenture, the Notes, the Escrow Agreement or the Security Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
(e)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the use or application of any money by any Paying Agent other than the Trustee.
Section 7.02    Rights of Trustee.
Subject to Section 7.01:
(h)The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(i)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
(j)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
(k)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(l)The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters, including with respect to this Indenture, shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(m)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
(n)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.
(o)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(p)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(q)The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to (i) the covenants, agreements or other terms and conditions set forth herein or in the Security Agreement, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, the Security Agreement or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Agreement, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth herein or in the Security Agreement, other than to confirm receipt of items expressly required to be delivered to the Trustee.
(r)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(s)The Trustee may request that the Issuer delivers a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(t)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice is given of any event which is in fact such a Default or an Event Default and such notice references the Notes and this Indenture.
(u)In the event that the Trustee (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any Security Document, or in the event that the Trustee is unsure as to the application of any provision of this Indenture or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other application provision, or in the event that this Indenture or any Security Document permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.

(v)Whenever in the administration of or in connection with this Indenture, the Notes, the Escrow Agreement or the Security Agreement, the Issuer is required to provide an Officers’ Certificate, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, as the case may be, request and in the absence of bad faith or willful misconduct on its part, rely upon such Officers’ Certificate.
(w)In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
Section 7.05    Notice of Default.
The Trustee shall mail to each Holder notice of all uncured Defaults actually known to the Trustee within 30 days after obtaining actual knowledge of such Default. Except in the case of a default in payment of principal of, or interest on, any Note, including an accelerated payment or a default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 7.06    Compensation and Indemnity.
The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses (including reasonable fees and expenses of agents and counsel) and advances incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.
The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims or expenses including taxes (other than taxes based upon, measured by or determined by the taxable income of the Trustee) or liability incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. In addition to the foregoing, the Issuer shall indemnify the Trustee and the Collateral Agent or any successor Trustee and Collateral Agent and their respective agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims, liability or expense incurred by them arising out of, or in any way related to, any actual or alleged presence or release or threatened release of any Hazardous Materials on, at, under or from any property owned, leased or operated by the Issuer or any of its Subsidiaries at any time, or any Environmental Claim related in any way to the Issuer or any of its Subsidiaries except to the extent caused by any negligence, bad faith or willful misconduct on the part of the Trustee and Collateral Agent or any predecessor Trustee and Collateral Agent and their respective agents, employees, officers, stockholders and directors. For purposes of this paragraph, (i) “Hazardous Materials “shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws and (ii) “Environmental Claim “shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, release or threatened release in or into the environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, release or threatened release of Hazardous Material or alleged injury or threat of injury to health, safety or the environment. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Failure of the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.
To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee or as Collateral Agent.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or Section 6.01(6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
Section 7.07    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.09;
(2)the Trustee is adjudged a bankrupt or an insolvent;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.06, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.
Section 7.09    Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of Trust Indenture Act § 310(a)(2). The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Notes.
Section 7.10    Preferential Collection of Claims Against the Issuer.
The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.
ARTICLE EIGHT
DISCHARGE OF INDENTURE
Section 8.01    Termination of the Issuer’s Obligations.
The Issuer may terminate its obligations under the Notes, this Indenture, the Escrow Agreement and the Security Agreement, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by them under this Indenture and the Escrow Agreement.
In addition, the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.
Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only) and 7.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.06 shall survive.
After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes, the Escrow Agreement, the Security Agreement and this Indenture except for those surviving obligations specified above.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS, WAIVERS
Section 9.301    Without Consent of Holders. The Issuer, the Trustee and the Collateral Agent, as applicable, may amend this Indenture, the Notes, the Escrow Agreement and the Security Agreement without the consent of any Holder:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)to provide for the accession or succession of any parties to the Security Agreement (and other amendments that are administrative or ministerial in nature) in connection with the execution or an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Notes or any other agreement or action that is not prohibited by this Indenture;
(4)to provide for the release of Collateral in accordance with the terms of this Indenture, the Escrow Agreement and the Security Agreement;
(5)to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture or successor Collateral Agent; or
(6)to make any change that does not materially adversely affect the rights of any Holder, or, in the case of this Indenture, to qualify or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;
provided, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Section 9.02    With Consent of Holders.
(a)Subject to the terms of this Indenture, the Issuer, the Trustee and the Collateral Agent, as applicable, may amend this Indenture with the consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. The Security

Agreement may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions in the Security Agreement may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes); and such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes then outstanding, release all or substantially all of the Collateral other than in accordance with this Indenture and the Security Agreement; provided, that without the consent of each Holder affected, no amendment or waiver may:
(1)change the maturity of any Note;
(2)reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;
(3)reduce any premium payable upon optional redemption of the Notes, change the date on, or the circumstances under which, any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;
(4)make any Note payable in money or currency other than that stated in the Notes;
(5)make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;
(6)reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;
(7)impair the rights of Holders to receive payments of principal of or interest on the Notes;
(8)make any change in these amendment and waiver provisions.
(b)It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(c)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03    Compliance with the Trust Indenture Act.
From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.
Section 9.04    Revocation and Effect of Consents.
Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of Section 9.02(a)(1) through Section 9.02(a)(9), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.05    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee and the Collateral Agent To Sign Amendments, Etc.
The Trustee and the Collateral Agent shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, that the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities, as applicable, under this Indenture. The Trustee or the Collateral Agent, as applicable, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.
ARTICLE TEN
MISCELLANEOUS
Section 10.01    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
Section 10.02    Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Issuer:
Westmoreland Escrow Corporation
c/o Westmoreland Coal Company.

9540 Maroon South Circle, Suite 200
Englewood, CO 80112
Attention: General Counsel
Facsimile: (719) 354-4476
with a copy to:
Holland & Hart LLP
6380 South Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111
Facsimile: 303-713-6305
Attention: Amy L. Bowler, Esq.
if to the Trustee:
Wells Fargo Bank, National Association
750 North St. Paul Place, Suite 1750
Dallas, Texas 75201
Attention: Corporate Trust, Municipal and Escrow Services
Facsimile: (214) 756-7401
if to the Collateral Agent:
Wells Fargo Bank, National Association
750 North St. Paul Place, Suite 1750
Dallas, Texas 75201
Attention: Corporate Trust, Municipal and Escrow Services
Facsimile: (214) 756-7401
Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back if by telex; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 10.03    Communications by Holders with Other Holders.
Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture and the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

Section 10.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(1)an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.
Section 10.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
(4)a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
Section 10.06    Rules by Trustee, Paying Agent, Registrar.
The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.
Section 10.07    Legal Holidays.
If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
Section 10.08    Governing Law.
This Indenture, the Notes, the Escrow Agreement and the Security Agreement will be governed by, and construed in accordance with, the laws of the State of New York.
Section 10.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.10    No Recourse Against Others.
No director, officer, employee, incorporator, stockholder, member or manager of the Issuer will have any liability for any obligations of the Issuer under the Notes, this Indenture, the Escrow Agreement and the Security Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.
Section 10.11    Successors.
All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 10.12    Duplicate Originals.
All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture. Any party delivering an executed counterpart of this Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Indenture.
Section 10.13    Severability.
In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.
WESTMORELAND ESCROW CORPORATION

By:     /s/ Jennifer Grafton
Name: Jennifer S. Grafton
Title: General Counsel

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:     /s/ John Stohlmann
Name: John C. Stohlmann
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:    /s/ John Stohlmann
Name: John C. Stohlmann
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Temporary Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]
WESTMORELAND ESCROW CORPORATION
10.750% Senior Secured Notes

CUSIP No.
No.	$
WESTMORELAND ESCROW CORPORATION, a Delaware corporation (the “Issuer”), for value received promise to pay to CEDE & CO. or its registered assigns, the principal sum of _____ on June 30, 2014 and interest accrued from February 1, 2014.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.
Dated: February 7, 2014

WESTMORELAND ESCROW CORPORATION

By:
Name:
Title:

[Signature Page to the Note]

This is one of the 10.750% Senior Secured Notes described in the within-mentioned Indenture.
Dated: February 7, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to the Note]

(Reverse of Note)
10.750% Senior Secured Notes
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
SECTION 1. Interest. WESTMORELAND ESCROW CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 10.750% per annum from February 1, 2014 to and including the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest (including post-petition interest in any proceedings under bankruptcy law) on overdue principal and premium, if any, and (to the extent permitted by law) on overdue installments of interest will accrue at 2% per annum in excess of the rate of interest on the Notes without regard to any applicable grace period, and in each case will be payable from time to time on demand.
SECTION 2. Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the opening of business on the Maturity Date. The Notes will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuer at least ten Business Days prior to the Maturity Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof to an account in the United States; provided, however, that the delivery of the New Notes to the Holders of the Notes as described in Section 3.02 of the Indenture shall be deemed the payment in full of all principal, interest and other amounts due under the Notes. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.
SECTION 3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.
SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of February 7, 2014 (the “Indenture”) by and among the Issuer, the Collateral Agent and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.
SECTION 5. Mandatory Exchange; Mandatory Redemption. The Notes are subject to a mandatory exchange and a Special Mandatory Redemption, as further described in the Indenture.
SECTION 6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
SECTION 8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, maintain the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note.
SECTION 9. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest including an accelerated payment or a Default in complying with the provisions of Article Five of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.
SECTION 10. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner, member or manager of the Issuer shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 11. Security. The Notes will be secured by the first-priority security interest in the Escrowed Funds prior to the release of the Escrowed Funds and, after the release of the Escrowed Funds and prior to the mandatory exchange pursuant to Section 3.02 of the Indenture, by the New Notes delivered to Westmoreland Escrow Corporation on the Escrow Release Date.
SECTION 17. Trustee Dealings with the Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.
SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
SECTION 20. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and Common Code numbers.
SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:
[Check One]
(1) ☐    to the Issuer; or

(2) ☐    pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐    outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ☐    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) ☐    pursuant to an effective registration statement under the Securities Act; or

(6) ☐    pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;
and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”):
☐ The transferee is an Affiliate of the Issuer.
Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4)

or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signed:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B
[FORM OF LEGENDS]
(i) (a)    [Global Notes Legend]:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(b)    [For Temporary Regulation S Global Note Only]:
A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S ACKNOWLEDGES THAT UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(K) OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.
(iii)    [Form OID Legend]:
THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE:
HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE OFFICE OF THE CHIEF FINANCIAL OFFICER, WESTMORELAND COAL COMPANY, 2 NORTH CASCADE AVE., 2ND FLOOR, COLORADO SPRINGS, COLORADO 80903.
(iv)    [Certificated Notes Legend]:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(v)    [Restricted Notes Legend for all Restricted Notes]:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

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TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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EXHIBIT C
Regulation S Certificate

______________, ____

Wells Fargo Bank, National Association
750 N. St. Paul Place, Suite 1750
Dallas, TX 75201
Attention: Corporate Trust, Municipal and Escrow Services

Re:    WESTMORELAND ESCROW CORPORATION,
as issuer of 10.750% Senior Secured Notes (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of February 7, 2014 relating to the Notes

Ladies and Gentlemen:
Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
[CHECK A OR B AS APPLICABLE.]
☐    A.    This Certificate relates to our proposed transfer of $__________ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.
The offer and sale of the Notes was not and will not be made to a U.S. Person or a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.
If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Distribution Compliance Period (as defined in the Indenture), or we are an officer or director of the

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Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

6.	We are not an affiliate of the Issuer.
☐    B.    This Certificate relates to our proposed exchange of $___________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.
At the time the offer and sale of the Notes was made to us, either (i) we were not a U.S. Person and we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address

Date:    ____________________________________

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EXHIBIT D
Rule 144A Certificate

______________, ____

Wells Fargo Bank, National Association
750 N. St. Paul Place, Suite 1750
Dallas, TX 75201
Attention: Corporate Trust, Municipal and Escrow Services

Re:    WESTMORELAND ESCROW CORPORATION,
as issuer of 10.750% Senior Secured Notes (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of February 7, 2014 relating to the Notes

Ladies and Gentlemen:
TO BE COMPLETED BY PURCHASER IF (2) ON THE ASSIGNMENT FORM ON THE NOTE IS CHECKED.
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐    A.    Our proposed purchase of $________ principal amount of Notes issued under the Indenture.
☐    B.    Our proposed exchange of $________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ____________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

D-1

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address

Date:    ____________________________________

D-2

EXHIBIT E
Institutional Accredited Investor Certificate

______________, ____

Wells Fargo Bank, National Association
750 N. St. Paul Place, Suite 1750
Dallas, TX 75201
Attention: Corporate Trust, Municipal and Escrow Services

Re:    WESTMORELAND ESCROW CORPORATION,
as issuer of 10.750% Senior Secured Notes (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of February 7, 2014 relating to the Notes

Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐    A.    Our proposed purchase of $_________ principal amount of Notes originally issued to a QIB or a Person that is not a U.S. Person under Regulation S under the Indenture.
☐    B.    Our proposed exchange of $_________ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We hereby confirm that:

1.
We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.
We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.
We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.
We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuer, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address

Date:    ____________________________________

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:_________________________________
Date:________________________________
Taxpayer ID number:____________________

EXHIBIT F
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership

Wells Fargo Bank, National Association
750 N. St. Paul Place, Suite 1750
Dallas, TX 75201
Attention: Corporate Trust, Municipal and Escrow Services

Re:    WESTMORELAND ESCROW CORPORATION,
as issuer of 10.750% Senior Secured Notes (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of February 7, 2014 relating to the Notes

Ladies and Gentlemen:
We are the beneficial owner of $____________ principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note (as defined in the Indenture).
We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]
☐    A.    We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).
☐    B.    We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address

Date:    ____________________________________

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[FORM II]
Certificate of Beneficial Ownership
Ladies and Gentlemen:
This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $__________ principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF DTC PARTICIPANT]

By:
Name:
Title:
Address

Date:    ____________________________________

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